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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated December 17, 1998 except as to the information in Note R, for which the date is January 4, 1999 relating to the financial statements and financial statement schedule, which appears in SatCon Technology Corporation's Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
September 15, 1999